Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al., [1] Debtors.	Chapter 11 Case No. 23-11974 (KBO) (Jointly Administered)

NOTICE OF (I) COMMENCEMENT OF PREPACKAGED CHAPTER 11

BANKRUPTCY CASES, (II) COMBINED HEARING ON THE DISCLOSURE

STATEMENT, CONFIRMATION OF THE JOINT PREPACKAGED CHAPTER

11 PLAN, AND RELATED MATTERS, AND (III) OBJECTION DEADLINE

NOTICE IS HEREBY GIVEN as follows:

1. On December 8, 2023, Pennsylvania Real Estate Investment Trust and its affiliated debtors (collectively, the “Debtors”) commenced a solicitation of votes from the Holders of Class 4 (Prepetition Second Lien Claims) under the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and its Debtor-Affiliates (as may be amended, supplemented or otherwise modified from time to time, the “Plan”)2, attached as Exhibit A to the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and its Debtor-Affiliates (as may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”).

2. The Plan was developed in accordance with the terms of that certain Restructuring Support Agreement, dated as of December 7, 2023, among the Debtors and certain prepetition lenders (collectively, the “Consenting Lenders”) (as amended from time to time, the “Restructuring Support Agreement”). Among other things, the Restructuring Support Agreement obligates the Consenting Lenders to vote to accept the Plan and support the Debtors’ restructuring.

3. On December 10, 2023 (the “Petition Date”), each Debtor filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

[1]

A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://cases.ra.kroll.com/PREIT2023. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

[2]

Capitalized terms used but not defined have the meanings given to them in the Plan. The summaries of the Plan and Disclosure Statement in this Notice are not precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. If there is a discrepancy between this Notice and the Plan or Disclosure Statement, the Plan or Disclosure Statement, as applicable, control. For a more detailed description of the Plan, please refer to the Disclosure Statement.

4. On the Petition Date, the Debtors filed the Plan [D.I. 15] and the Disclosure Statement [D.I. 16]. On December 12, 2023, the Court entered an order [D.I. 69] (the “Scheduling Order”), among other things, approving certain deadlines and procedures in connection with approval of the Disclosure Statement and confirmation of the Plan. Copies of the Scheduling Order, the Plan and the Disclosure Statement may be obtained free of charge by visiting the website maintained by the Debtors’ notice, claims and solicitation agent, Kroll Restructuring Administration (the “Solicitation Agent”), at https://cases.ra.kroll.com/PREIT2023 or by contacting the Debtors’ proposed counsel, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801-1147 (Attn.: R. Craig Martin, at craig.martin@us.dlapiper.com and Aaron S. Applebaum, at aaron.applebaum@us.dlapiper.com) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley, at richard.chesley@us.dlapiper.com and Oksana Koltko Rosaluk, at oksana.koltkorosaluk@us.dlapiper.com).

INFORMATION REGARDING THE PLAN AND DISCLOSURE STATEMENT

Voting Record Date. The voting record date was December 8, 2023, which was the date for determining which Holders of Claims in Class 4 of the Plan were entitled to vote.

Combined Hearing. A combined hearing to consider the adequacy of the Disclosure Statement, confirmation of the Plan and any objections to any of the foregoing, and any other matter that may properly come before the Court, will be held before The Honorable Karen B. Owens, at the Court, 824 North Market Street, 6th Floor, Courtroom 3, Wilmington, Delaware 19801, on January 19, 2024, at 10:00 a.m. (Eastern Standard Time) (the “Combined Hearing”). The Combined Hearing may be adjourned from time to time without further notice other than an announcement of the adjourned date or dates at the Combined Hearing and will be available on the electronic case filing docket and the Solicitation Agent’s website at https://cases.ra.kroll.com/PREIT2023 .

Objections to the Plan and Disclosure Statement. Any responses or objections (each, an “Objection”) to the Disclosure Statement and/or the Plan must be filed with the Court and served so as to be actually received no later than 4:00 p.m. (Eastern Standard Time) on January 12, 2024, by the following parties (the “Notice Parties”): (a) proposed counsel for the Debtors, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801 (Attn.: R. Craig Martin at craig.martin@us.dlapiper.com and Aaron S. Applebaum at aaron.applebaum@us.dlapiper.com) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley at richard.chesley@us.dlapiper.com and Oksana Koltko Rosaluk at oksana.koltkorosaluk@us.dlapiper.com); (b) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King St., Lockbox 35, Wilmington, DE 19801 (Attn.: Joseph F. Cudia at joseph.cudia@usdoj.gov); (c) counsel to the Ad Hoc Group of Lenders, (i) Paul Hastings, LLP, 200 Park Avenue, New York, New York 10166 (Attn.: Kristopher M. Hansen at krishansen@paulhastings.com, Jonathan Canfield at joncanfield@paulhastings.com and Daniel Ginsberg at danielginsberg@paulhastings.com) and (ii) Young Conaway Stargatt and Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801 (Attn.: Matthew B. Lunn at mlunn@ycst.com and Robert F. Poppiti, Jr. at rpoppiti@ycst.com); (d) counsel to the DIP Agent, Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (Attn.: Andrew Goldman at andrew.goldman@wilmerhale.com) and (e)

counsel to any official committee of unsecured creditors appointed in these Chapter 11 Cases (the “Notice Parties”). Any such Objection must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Rules; (c) state the name and address of the objecting party and the amount and nature of the Claim owned by such entity; (d) state with particularity the legal and factual basis for such objections, and, if practicable, a proposed modification to the Plan, Disclosure Statement, or Confirmation Order, as applicable, that would resolve such objections; and (e) be filed with the Court with proof of service thereof and served upon the Notice Parties so as to be actually received by the Objection Deadline.

UNLESS A RESPONSE OR OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT.

YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE RELEASE, EXCULPATION, DISCHARGE, AND INJUNCTION PROVISIONS, AS YOUR RIGHTS MIGHT BE AFFECTED.

SUMMARY OF PLAN TREATMENT3

The table below provides a summary of the classification, description, treatment, and anticipated recovery of Claims and Interests under the Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to the provisions of the Plan. For a more detailed description of the treatment of Claims and Interests under the Plan and the sources of satisfaction for Claims and Interests, see Section VII of the Disclosure Statement, entitled “Summary of the Plan.”

Class	Claim or Interest	Status	Voting Rights	Projected Plan Recovery
1	Other Priority Claims	Unimpaired	Deemed to Accept	100%
2A	Other Secured Claims	Unimpaired	Deemed to Accept	100%
2B	Property-Level Debt Guaranty Claims	Unimpaired	Deemed to Accept	100%
3	Prepetition First Lien Claims	Unimpaired	Deemed to Accept	100%
4	Prepetition Second Lien Claims	Impaired	Entitled to Vote	41%
5	General Unsecured Claims	Unimpaired	Deemed to Accept	100%

[3]

The statements contained herein are summaries of the provisions contained in the Disclosure Statement and the Plan and do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. For a more detailed description of the Plan, please refer to the Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

Class	Claim or Interest	Status	Voting Rights	Projected Plan Recovery
6	Intercompany Claims	Unimpaired/Impaired	Deemed to Accept/Reject	100% / 0%
7	Intercompany Interests	Unimpaired/Impaired	Deemed to Accept/Reject	100% / 0%
8A	Existing Preferred Equity Interests	Impaired	Deemed to Reject	0%
8B	Existing Common Equity Interests	Impaired	Deemed to Reject	0%
8C	Existing PREIT Associates LP Interests	Impaired	Deemed to Reject	0%
9	Section 510(b) Claims	Impaired	Deemed to Reject	0%

DISCHARGE, INJUNCTION, EXCULPATION,

AND RELEASE PROVISIONS IN THE PLAN

PLEASE BE ADVISED THAT ARTICLE VIII OF THE PLAN CONTAINS CERTAIN DISCHARGE, RELEASE, EXCULPATION AND INJUNCTION PROVISIONS, INCLUDING THOSE SET FORTH BELOW. YOU ARE ADVISED AND ENCOURAGED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE DISCHARGE, RELEASE, EXCULPATION AND INJUNCTION PROVISIONS SET FORTH IN ARTICLE VIII OF THE PLAN, AS YOUR RIGHTS MIGHT BE AFFECTED.

BINDING NATURE OF THE PLAN: IF CONFIRMED, ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, AND EACH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT ANY SUCH HOLDER (1) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN OR (2) VOTED TO ACCEPT OR REJECT THE PLAN.

DISCHARGE

Pursuant to section 1141(d) of the Bankruptcy Code to the fullest extent permitted thereunder, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

Each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, and any Affiliate of such holder, shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest.

EXCULPATION4

Except as otherwise specifically provided in the Plan, to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be exculpated from any Cause of Action for any claim related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to or arising out of (i) the Chapter 11 Cases and (ii) and other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in connection with the Plan, including the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Solicitation Materials, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Solicitation Materials, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or the Plan, the filing of the Chapter 11 Cases, the solicitation of votes for the Plan, the funding of the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement or transaction, except for claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct or actual fraud, but in all respects such Persons will be entitled to reasonably rely

[4]

“Exculpated Parties” means collectively, and in each case in its capacity as such, (a) the Debtors; (b) the directors, trustees, managers, and officers of the Debtors who served in such capacity between the Petition Date and Effective Date; and (c) each Entity employed in the Chapter 11 Cases in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code.

upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

INJUNCTION

Except as otherwise expressly provided for herein or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, or Causes of Actions that have been released, discharged, or exculpated under the Plan or Confirmation Order are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or any of the Released Parties (collectively, the “Enjoined Matters”): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Enjoined Matters; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to Enjoined Matters; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any Enjoined Matters unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date or has filed a Proof of Claim or proof of Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, trustees, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

RELEASES BY THE DEBTORS

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and any and all other Persons that may purport to assert any Claim or Cause of Action derivatively, by or through the foregoing Persons, from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, including any derivative claims, asserted or assertable on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to or assigns of the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or derivatively, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other act or omission, transaction, agreement, event, or other occurrence related to the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and the TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and the TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; (3) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan; (4) any matters retained by the Debtors and the Reorganized Debtors pursuant to the Schedule of Retained Causes of Action; or (5) any holder of an Administrative Claim, Other Priority Claim, Other Secured Claim, and General Unsecured Claim from any obligations it owes to the Debtors in the ordinary course of business or under any existing contracts.

RELEASES BY HOLDERS OF CLAIMS AND INTERESTS5,6

As of the Effective Date, each Releasing Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever to have released each Released Party from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of anyone claiming by or through the Releasing Parties, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement,

[5]

“Releasing Parties” means collectively and each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; (j) all Holders of Claims or Interests unless, as applicable, they (i) submit a ballot by the voting deadline that does not vote to accept the Plan, (ii) submit a ballot by the voting deadline that accepts the Plan but opts out of the Third-Party Release, or (iii) timely File on the docket of the Chapter 11 Cases an objection to the Third-Party Release; and (k) each Related Party of each Entity in clause (a) through this clause (j), solely to the extent the pertinent Entity can bind any such Related Party to the terms of this Plan under applicable law; provided that, for the avoidance of doubt, each Holder of Claims or Interests that is party to or has otherwise signed the Restructuring Support Agreement shall not opt out of or File an objection to the Third-Party Release.

[6]

“Released Parties” means collectively and each of, and in each case in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; and (j) each Related Party of each Entity in clause (a) through this clause (k); provided, however, that, notwithstanding the foregoing, any Holder of a Claim or Interest that is not a Releasing Party shall not be a “Released Party.”

the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; or (3) the rights of any Holder of Allowed Claims and Allowed Interests to receive distributions under the Plan.

**UNDER THE PLAN, IF YOU ARE A HOLDER OF A CLAIM OR INTEREST THAT IS NOT ENTITLED TO VOTE ON THE PLAN, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE ABOVE THIRD-PARTY RELEASE UNLESS BEFORE THE OBJECTION DEADLINE YOU FILE ON THE DOCKET OF THE CHAPTER 11 CASES AN OBJECTION TO THE THIRD-PARTY RELEASE**

NOTICE TO COUNTERPARTIES TO EXECUTORY

CONTRACTS AND UNEXPIRED LEASES

You or one of your affiliates may be a counterparty to one or more contracts or leases that may be an Executory Contract or Unexpired Lease with one or more of the Debtors. Except as otherwise provided in the Plan, as of the Effective Date, the Debtors will be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, without the need for any further notice or action, order or approval of the Court, unless such Executory Contract or Unexpired Lease: (i) previously expired or terminated pursuant to its own terms, (ii) is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date. The Debtors’ and counterparties’ respective rights and obligations under each Executory Contract and Unexpired Lease assumed under the Plan shall be unaffected by virtue of these Chapter 11 Cases, and the amounts coming due under such Executory Contracts and Unexpired Leases assumed under the Plan will be paid in the ordinary course of business pursuant to the terms of the Plan, the Confirmation Order, and such Executory Contracts or Unexpired Leases.

Entry of the Confirmation Order constitutes a Court order approving the assumptions of such Executory Contracts or Unexpired Leases as set forth in the Plan, all under sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions f Executory Contracts and Unexpired Leases under the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed under the Plan or by Court order on or before the Effective Date will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms may have been modified by such order. All assumed Executory Contracts or Unexpired Leases will be enforceable by the Reorganized Debtors in accordance with their terms notwithstanding any provision in such contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, will be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed under the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

ANY COUNTERPARTY TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT DOES NOT TIMELY OBJECT TO THE PROPOSED ASSUMPTION OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE BY THE TREATMENT OBJECTION DEADLINE (AS DEFINED BELOW) WILL BE DEEMED TO HAVE CONSENTED TO SUCH ASSUMPTION.

Objections to the Debtor’s Assumption of Executory Contracts and Unexpired Leases Under the Plan: If you believe any amounts are due as a result of a Debtor’s monetary default under an Executory Contract or Unexpired Lease to be assumed under the Plan, or you wish to otherwise object to the Debtors’ assumption of an Executory Contract or Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) (each, a “Treatment Objection”), you may assert a Treatment Objection against the Debtors, subject to all defenses the Debtors may have with respect to such Treatment Objection.

Your Treatment Objection must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Rules; (c) state the name and address of the objecting party and the amount and nature of the Claim owned by such entity; (d) state with particularity the legal and factual basis for such objection, and, if practicable, a proposed modification to the Plan, Disclosure Statement or Confirmation Order, as applicable, that would resolve such objection; and (e) be filed with the Court with proof of service thereof and served on the Notice Parties so as to be actually received by 4:00 p.m. (Eastern Standard Time) on January 12, 2024 (the “Treatment Objection Deadline”).

Any counterparty to an assumed Executory Contract or Unexpired Lease that fails to timely file a Treatment Objection (i) will be deemed to have consented to such proposed assumption, will be deemed to have forever released and waived such Treatment Objection, and will be precluded from being heard at the Confirmation Hearing with respect to such objection; and (ii) will be forever barred from imposing or charging against any Reorganized Debtor any accelerations, increases or any other fees as a result of any assumption under the Plan.

UNLESS A RESPONSE OR AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT.

Dated: December 12, 2023	Respectfully submitted,
Wilmington, Delaware

DLA PIPER LLP (US)

	By:	/s/ Aaron S. Applebaum

R. Craig Martin (DE 5032)

Aaron S. Applebaum (DE 5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

Email: aaron.applebaum@us.dlapiper.com

-and-

Richard A. Chesley (admitted pro hac vice)

Oksana Koltko Rosaluk (admitted pro hac vice)

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Email: richard.chesley@us.dlapiper.com

Email: oksana.koltkorosaluk@us.dlapiper.com

Proposed Counsel for the Debtors